Exhibit 99.(e)(v)

FOURTH AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This fourth amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of December 19, 2023, by and between Calamos ETF Trust and Calamos Financial Services LLC (together, the “Parties”) is effective as of January 10, 2025.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to reflect an updated fund list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.            Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.            Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.            Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.            This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

CALAMOS ETF TRUST		CALAMOS FINANCIAL SERVICES LLC

By:	/s/ Erik D. Ojala	By:	/s/ Thomas P. Kiley III

Name:	Erik D. Ojala	Name:	Thomas P. Kiley III
Title:	Vice President & Secretary	Title:	Principal Executive Officer & Chief Distribution Officer

EXHIBIT A

Calamos Antetokounmpo Global Sustainable Equities ETF

Calamos Convertible Equity Alternative ETF

Calamos CEF Income & Arbitrage ETF

Calamos Alternative Nasdaq & Bond ETF

Calamos S&P 500 Structured Alt Protection ETF – May

Calamos S&P 500 Structured Alt Protection ETF – July

Calamos S&P 500 Structured Alt Protection ETF – August

Calamos S&P 500 Structured Alt Protection ETF – September

Calamos Nasdaq-100 Structured Alt Protection ETF – June

Calamos Nasdaq-100 Structured Alt Protection ETF – September

Calamos Nasdaq-100 Structured Alt Protection ETF – December

Calamos Nasdaq-100 Structured Alt Protection ETF – March

Calamos Russell 2000 Structured Alt Protection ETF – July

Calamos Russell 2000 Structured Alt Protection ETF – October

Calamos Russell 2000 Structured Alt Protection ETF – January

Calamos Russell 2000 Structured Alt Protection ETF – April

Calamos S&P 500 Structured Alt Protection ETF – October

Calamos S&P 500 Structured Alt Protection ETF – November

Calamos S&P 500 Structured Alt Protection ETF – December

Calamos S&P 500 Structured Alt Protection ETF – January

Calamos S&P 500 Structured Alt Protection ETF – February

Calamos S&P 500 Structured Alt Protection ETF – March

Calamos S&P 500 Structured Alt Protection ETF – April

Calamos S&P 500 Structured Alt Protection ETF – June

Calamos Laddered S&P 500 Structured Alt Protection ETF

Calamos Bitcoin Structured Alt Protection ETF – January

Calamos Bitcoin Structured Alt Protection ETF – April

Calamos Bitcoin Structured Alt Protection ETF – July

Calamos Bitcoin Structured Alt Protection ETF – October